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                                                                EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements of View Tech,, Inc. on Forms S-8, File Nos. 33-95618, 33-99674 and 333-20617 currently on file with the Securities and Exchange Commission, of our report dated March 13, 1997 appearing in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in this Form 10-K.



CARPENTER, KUHEN & SPRAYBERRY

Oxnard, California
March 27, 1997